Exhibit 10.40

                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT dated as of December 30, 2004, between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and Sheldon Krause (the "Optionee").

                              Preliminary Statement

                  Pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), on December 30, 2004, the Board of Directors (the "Board") granted to the Optionee an option to purchase 10,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to the Plan and the terms and conditions set forth herein.

                  Accordingly, the parties hereto agree as follows:

                  1. Grant of Option. Subject to the Plan and the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase from the Company up to 10,000 shares of Common Stock (the "Shares") at a price per share of $0.91. The number of shares to which this Option pertains and the price per share at which this Option may be exercised are subject to adjustment in accordance with the provisions of the Plan.

                  2. Plan Governs Terms of Option. The Option is subject in all respects to the terms and conditions of the Plan.

                  3. Type of Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

                  4. Time of Exercise of Option. (a) This Option may be exercised as to not more than 3,332 Shares at any time after December 31, 2005, as to not more than 6,665 Shares at any time after December 31, 2006 and as to all of the Shares at any time after June 30, 2007 unless this Option has been terminated in accordance with the provisions of Paragraph 5.

                  (b) Change in Control. Anything in this Paragraph 4 and in Paragraph 5 to the contrary notwithstanding, this Option may be exercised as to all the Shares (less the number of Shares as to which it has previously been exercised, surrendered or forfeited) during the period commencing on the occurrence of a (i) Change in Control of the Company (as defined in Exhibit A hereto), and ending on December 31, 2009, or (ii) upon an involuntary termination as an officer of the Company.

                  5. Termination of Option. This Option shall immediately terminate after December 31, 2009, or upon the earlier termination of the Optionee's service as an officer of the Company (including, for this purpose, any subsidiary of the Company), except that if the date of such termination is after December 31, 2005, the Optionee's right to exercise the unexercised portion of this Option shall continue to be exercisable but only as to the number of Shares as to which it would otherwise have been exercisable for 12 months after the date of such termination (but in no event later than December 31, 2009). The Optionee's right to exercise any portion of this Option after termination of the Optionee's employment with the Company shall be subject to the satisfaction of the conditions precedent that the Optionee not take any action adversely affecting the Company.

                  6. Manner of Exercise. This Option may be exercised by the delivery to the Company of a written notice signed by the Optionee in the form of Exhibit B hereto, together with either (i) full payment of the purchase price therefore in cash or by certified check payable to the order of the Company or
(ii) irrevocable instructions to a broker designated or approved by the Company to sell shares of Common Stock issuable upon exercise of this Option and promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes. As provided in the Plan, the Board may require Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to delivering to Optionee any shares purchased upon exercise of this Option. This Option may not be exercised with respect to a fractional share.

                  7. Restriction on Transfer. This Option may not be assigned or transferred except by will or the law of descent and distribution and during the Optionee's lifetime may be exercised only by Optionee.

                  8. Notice. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

                            Data Systems & Software Inc.
                            200 Route 17
                            Mahwah, New Jersey  07340
                            Attention:  Secretary

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        DATA SYSTEMS & SOFTWARE INC.

                                        By   /S/ Greorge Morgenstern
                                             -----------------------------------
                                             Name: George Morgenstern
                                             Title: President & CEO

/S/ Sheldon Krause
---------------------------
Sheldon Krause


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

                       EXHIBIT A TO STOCK OPTION AGREEMENT

         A "Change in Control of the Company" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted in whole or part into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of Schedule 14A or Regulation 14A promulgated under the Exchange Act.

                       EXHIBIT B TO STOCK OPTION AGREEMENT

                              OPTION EXERCISE FORM

DATA SYSTEMS & SOFTWARE INC.
200 ROUTE 17
MAHWAH, NJ  07430

Gentlemen:

                  I hereby exercise the following portion of the stock option that has heretofore been granted to me as follows:

                  Date of grant__________________

                  Exercise price per share $ 0.91
                                           ------------------

                  Number of shares underlying option grant__________________

                  Number of shares underlying option held__________________

                  Number of shares for which option being exercised hereby______

                  In connection with this exercise [check one]:

                  _____ I enclose my check in the amount of $______________

                  _____ I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes.

                  I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.

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Optionee (Signature)                              Social Security Number

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Please print name

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Date                                              Address